OCCIDENTAL PETROLEUM CORPORATION

                      SENIOR EXECUTIVE
                SUPPLEMENTAL RETIREMENT PLAN

              _________________________________


              (EFFECTIVE AS OF JANUARY 1, 1986,
  AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1996)



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                      TABLE OF CONTENTS

Article   Section                                        Page
-------   -------                                        ----
   1      PURPOSE AND APPLICATION
          1.1  Purpose of the Plan.........................1
          1.2  Application of Plan.........................1

   2      DEFINITIONS
          2.1  Definitions.................................1
          2.2  Gender and Number...........................3

   3      ELIGIBILITY AND PARTICIPATION
          3.1  Participation...............................3

   4      BENEFITS
          4.1  Allocations Relating to Retirement Plan.....3
          4.2  Allocation Adjustments Relating to Retirement
             Plan..........................................3
          4.3  Allocations Relating to Savings Plan........3
          4.4  Contract Payments...........................3
          4.5  Maintenance of Accounts.....................4
          4.6  Vesting and Forfeiture......................5
          4.7  Payment.....................................5
          4.8  Death.......................................6
          4.9  Withholding; Unemployment Taxes.............6
          4.10 Lump Sum Payment with Penalty...............6

   5      ADMINISTRATION
          5.1 Administrative Committee.....................6
          5.2 Uniform Rules................................6
          5.3 Notice of Address............................7
          5.4 Records......................................7

   6      AMENDMENT AND TERMINATION
          6.1 Amendment and Termination....................7
          6.2 Reorganization of Employer...................7
          6.3 Protected Benefits...........................7

   7      GENERAL PROVISIONS
          7.1 Nonassignability.............................7
          7.2 Employment Rights............................8
          7.3 Illegality of Particular Provision...........8
          7.4 Applicable Laws..............................8

   8      BENEFICIARY DESIGNATION
          8.1 Designation of Beneficiary...................8

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              OCCIDENTAL PETROLEUM CORPORATION

                      SENIOR EXECUTIVE
                SUPPLEMENTAL RETIREMENT PLAN

              (Effective as of January 1, 1986,
  as Amended and Restated Effective as of January 1, 1996)


             ARTICLE 1. PURPOSE AND APPLICATION

     1.1 Purpose of the Plan. The OCCIDENTAL PETROLEUM CORPORATION SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (the "Plan"), effective January 1, 1986, as amended and restated effective as of January 1, 1996, is designed (i) to provide benefits for certain eligible senior executives which will compensate such senior executives for maximum limits imposed by law upon contributions to qualified plans and (ii) to insure that such senior executives will have adequate retirement benefits. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. In addition, the Plan is intended, in part, to be entirely exempt from Title I of ERISA as an excess benefit plan as defined in ERISA.

     1.2 Application of Plan. The terms of this Plan are applicable to eligible executives to whom the Company has commitments under this Plan on or after January 1, 1986.

                   ARTICLE 2.  DEFINITIONS

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used, and when the defined meaning is intended, the term is capitalized:

            (a)   "Administrative   Committee"   means   the
committee with authority to administer the Plan as provided under section 5.1.

            (b) "Affiliate" means any corporation which is controlled by or under common control with the Company.

            (c) "Beneficiary" means the persons designated by the Participant in accordance with Article 8 to receive benefits in the event of his death.

            (d) "Board of Directors" means the Board of Directors of the Company.

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            (e)    "Company"   means  Occidental   Petroleum
Corporation, and any successor thereto.

            (f) "Company Management" shall mean the Chairman of the Board, Chief Executive Officer and President or
Executive Vice President of Human Resources.

            (g) "Compensation" means the base salary of the employee as stated in the payroll records of the Employer, before reduction for any deferral of base salary pursuant to the Senior Executive Deferred Compensation Plan, 1988 Deferred Compensation Plan or any other qualified or non-qualified deferred compensation plan or agreement, excluding any amounts paid for bonuses, income realized upon exercise of stock options, and any other special pay which the Employer pays to the employee during the year.

           (h)   "Employer" shall mean the Company  and  any
Affiliate which is designated by the Board of Directors  and
which   approves  adoption  of  this  Plan  by   appropriate
corporate action.

           (i) "Participant" means a person designated by Company Management to participate in the Plan.

           (j)    "Retire"    and    "Retirement"   mean   a
Participant's  termination  of  employment  after   becoming
eligible for Retirement as defined in the Retirement Plan.

           (k)   "Retirement  Plan"  means  the  OCCIDENTAL
PETROLEUM  CORPORATION  RETIREMENT PLAN  effective  June  1,
1983, as amended from time to time thereafter.

           (l) "Savings Plan" means the OCCIDENTAL PETROLEUM
CORPORATION SAVINGS PLAN, as amended from time to time.

           (m) "Senior Executive Deferred Compensation Plan" means the OCCIDENTAL PETROLEUM CORPORATION SENIOR EXECUTIVE
DEFERRED COMPENSATION PLAN, as amended from time to time.

           (n) "Years of Service" means the number of full years credited to a Participant under the Retirement Plan for vesting purposes.

           (o)  "1988 Deferred Compensation Plan" means  the
OCCIDENTAL  PETROLEUM CORPORATION 1988 DEFERRED COMPENSATION
PLAN, as amended from time to time.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

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          ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

     3.1 Participation. Any senior executive or managerial employee who is selected for participation by Company Management shall become a Participant as of the later of January 1, 1986, or the first day of the month following the month in which his participation is approved by Company Management.


                    ARTICLE 4.  BENEFITS

     4.1 Allocations Relating to Retirement Plan. A credit shall be made as of the last day of each month to the account of any Participant. The amount to be allocated shall equal the sum which would be allocated to the account of the Participant for the month under the Retirement Plan, based on the Participant's compensation as defined in this Plan, if the Participant were not subject to provisions that withhold allocations until the end of the plan year.

     4.2 Allocation Adjustments Relating to Retirement Plan. For Participants covered under this Plan, allocations under the Retirement Plan are made only at the end of the Plan year, and only to the extent allowable under Internal Revenue Code limitations. If an allocation is made to the Account of a Participant under the Retirement Plan, then the individual account of such Participant under this Plan shall be reduced by an equivalent dollar amount. However, earnings on monthly allocations under this Plan shall not be adjusted or reduced.

     4.3 Allocations Relating to Savings Plan. Effective with the plan year beginning on January 1, 1989, a credit shall be made as of the last day of the plan year to the account of each Participant who, for that plan year of the Savings Plan, makes the maximum deferral or contribution permitted under Article 4 of the Savings Plan and is not eligible to receive the maximum employer matching contribution under section 5.1 of the Savings Plan due to the limitations imposed by sections 401(a)(17) or 415 of the Internal Revenue Code. The amount to be allocated under this Plan shall equal the amount which cannot be allocated to the account of the Participant under the Savings Plan for the plan year on account of the limitations imposed under the Internal Revenue Code, reduced by any such amount which is credited on behalf of the Participant under any other Company plan, including the 1988 Deferred Compensation Plan. An additional amount equal to five percent (5%) of the amount allocated to the Participant under the preceding sentence shall be allocated to each Participant in lieu of interest on such amount for the plan year.

     4.4 Contract Payments. If a Participant has entered into a contract with an Employer (other than as part of a general deferred compensation plan) that promises deferred compensation to the Participant, whether in the form of allocations of deferrals to a book reserve account, or in the form of monthly payments after separation from

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service,   then   such  benefits  will  be  paid  under  the
provisions of this Plan to the extent that these provisions are not inconsistent with the Participant's contract.

          If the Participant's contract requires that a book reserve account be maintained, then allocations and valuation increases, as well as benefit payments, shall be made under this Plan, and shall be administered by the Administrative Committee. Similarly, if the contract calls for deferred payment, the value thereof shall be a liability of this Plan, and the payment of benefits shall be administered by the Administrative Committee.

           The  Committee shall have the power to  determine
whether benefits required under a separate contract  with  a
Participant   shall   operate  to   reduce   credits   under
section 4.1 and the extent of any such reduction.

     4.5  Maintenance of Accounts.

           (a) The Employer shall establish and maintain, in the name of each Participant, an individual account. As of the end of each month, the Administrative Committee shall adjust the balance, if any, of the Participant's account as of the last day of the preceding month, by multiplying such amount by a number equal to one plus (i) the decimal equivalent of the percentage yield for the month on new money invested under the Retirement Plan during the month plus (ii) .082954% per month (which is equivalent to 1% on an annual basis). The Administrative Committee, in its sole discretion, may credit a higher rate of interest on the account balances of Participants depending on the status of a Participant, including but not limited to a Participant's status as an active, retired or terminated employee.

           (b) The Administrative Committee shall then add to such account balance, as adjusted for earnings, if any, during the month, the allocation to which the Participant is entitled for the month under section 4.1. At the end of the year, the Administrative Committee shall add to the account balance the allocation to which the Participant is entitled for the year under section 4.3.

           (c) The individual account of each Participant shall represent a liability, payable when due under this Plan, out of the general assets of the Employer, or from the assets of any trust, custodial account or escrow arrangement which the Employer may establish for the purpose of assuring availability of funds sufficient to pay benefits under this Plan. The money and any other assets in any such trust or account shall at all times remain the property of the Employer, and neither this Plan nor any Participant shall have any beneficial ownership interest in the assets thereof. No property or assets of the Employer shall be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits hereunder. Accounting for this Plan shall be based on generally accepted accounting principles.

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     4.6   Vesting and Forfeiture.  All benefits under  this
Plan shall be contingent and forfeitable and no Participant shall have a vested interest in any benefit until one of the events listed below occurs while he is still employed with the Employer:

           (a)  he completes five years of Service;

           (b)  he attains age 60; or

           (c) he dies, or retires or becomes disabled (as the terms "retire" and "disabled" are defined in the Retirement Plan).

           A person who terminates employment with the Employer for any reason prior to becoming vested hereunder shall not receive a benefit, unless otherwise provided in a contract with the Company.

     4.7 Payment. Unless a Participant makes an election under the following sentence, the amount accumulated in a Participant's account shall be distributed in a single sum as soon as practicable after the Participant (i) Retires or terminates employment or (ii) attains age 55, whichever occurs later. The Participant may make an irrevocable election when he first becomes a Participant in this Plan to receive the distribution payable under this section in a single sum or 5, 10, 15 or 20 annual installments. In such election the Participant may elect to have such distributions commence either (a) in the year following his retirement or termination of employment or commencing at age 55, if later, or (b) at a specified age between ages 55 and 70-1/2, or in the year following his retirement or termination of employment, if later. A Participant who becomes disabled for more than six months (as defined in the Retirement Plan) may petition the Administrative Committee for approval to receive the distribution payable under this section in a single sum or installments at any time even before the Participant attains age 55. If benefits are to be paid in installments, the account will continue to be adjusted in accordance with section 4.5(a) above until any series of installments has been completed. The amount of each annual installment shall equal the amount credited to the account as of the beginning of the year in which the installment is to be paid multiplied by 1 over the number of installments (including the current one) which remain to be paid. Each installment shall be paid during the first 90 days of the calendar year.

            The Administrative Committee, in its sole discretion, may permit a Participant to change his election as to the form of payment upon written petition of the Participant. In order to be effective, a Participant's election (or modification or revocation of a prior election) of the form of payment must be made not later than 12 months before the Participant's Retirement or termination of employment, unless otherwise permitted by the Administrative Committee. Subject to the foregoing limitation, a Participant may make such election (or revoke a prior election and make a new election) at any time. Any election (or modification or revocation of a prior election) which is made later than 12 months prior to the Participant's Retirement or termination of employment will be considered void and shall have no force or effect, except as otherwise determined by the Administrative Committee.

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     4.8   Death.   The  account of a Participant  who  dies
while employed by an Employer shall be paid in a single sum to the Participant's Beneficiary.

            If  a  Participant  dies  after  Retirement   or
termination of employment, then his surviving Beneficiary shall be paid the amount in the Participant's account in a single sum.

           The payment under this section will not apply if such payment is made under an insurance policy or some other plan or arrangement of the Company for senior executives.

     4.9 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the Federal or any state or local government.

     4.10 Lump Sum Payment With Penalty. Notwithstanding any other provisions of the Plan, a Participant who's receiving payments under the Plan may elect at any time to receive an immediate lump sum payment of all or part of the vested balance of his account, reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) of the amount withdrawn from such account, in lieu of payments in accordance with the form previously elected by the Participant.


                 ARTICLE 5.  ADMINISTRATION

     5.1 Administrative Committee. This Plan shall be administered by the committee appointed to administer the Retirement Plan (the "Administrative Committee").

            The  interpretation  and  construction  by   the
Administrative Committee of any provisions of this Plan shall be final unless otherwise determined by the Board of Directors. Subject to the Board, the Administrative Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary for its administration.

           Without limiting the generality of the foregoing, the Administrative Committee shall have the authority to calculate amounts allocable to Participants, and to maintain and adjust accounts. The Administrative Committee shall have authority to delegate responsibility for performance of ministerial functions necessary for administration of the Plan to such officers of the Employer, including Participants, as the Administrative Committee shall in its discretion deem appropriate.

     5.2   Uniform  Rules.  In administering the  Plan,  the
Administrative Committee will apply uniform rules to all Participants similarly situated.

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     5.3   Notice  of Address.  Any payment to a Participant
or Beneficiary, at the last known post office address submitted to the Employer, shall constitute a complete acquittance and discharge of the Employer and any director or officer with respect thereto. Neither the Employer nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any Participant or his Beneficiary.

     5.4    Records.   The  records  of  the  Administrative
Committee with respect to the Plan shall be conclusive on all Participants, all Beneficiaries, and all other persons whomsoever.


            ARTICLE 6.  AMENDMENT AND TERMINATION

     6.1 Amendment and Termination. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors, except that no amendment shall reduce the dollar amount credited to a Participant's account.

     6.2 Reorganization of Employer. In the event of a merger or consolidation of the Employer, or the transfer of substantially all of the assets of the Employer to another corporation, such continuing, resulting or transferee corporation shall have the right to continue and carry on the Plan and to assume all liabilities of the Employer hereunder without obtaining the consent of any Participant or Beneficiary. If such successor shall assume the liabilities of the Employer hereunder, then the Employer shall be relieved of all such liability, and no Participant or Beneficiary shall have the right to assert any claim against the Employer for benefits under or in connection with this Plan.

     6.3 Protected Benefits. If the Plan is terminated or amended so as to prevent further earnings adjustments, or if liabilities accrued hereunder up to the date of an event specified in section 6.2 are not assumed by the successor to the Employer, then the dollar amount in the account of each Participant or Beneficiary (whether or not vested) shall be paid in cash to such Participant or Beneficiary no less rapidly than in three equal annual installments beginning with the year in which the amendment or termination is adopted.


               ARTICLE 7.  GENERAL PROVISIONS

     7.1 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment,  be  subject  to seizure or sequestration  for  the
payment   of  any  debts,  judgments,  alimony  or  separate
maintenance  owed by a

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Participant  or  any  other  person,  nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     7.2 Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant or any other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any person or treat him without regard to the effect which such treatment might have upon him under this Plan.

     7.3 Illegality of Particular Provision. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but the Plan shall be construed in all respects as if such invalid provision were omitted.

     7.4 Applicable Laws. The Plan shall be governed by and construed according to the laws of the State of California.


             ARTICLE 8.  BENEFICIARY DESIGNATION

     8.1 Designation of Beneficiary. Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payment under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Administrative Committee during the Participant's lifetime on a form prescribed by the Administrative Committee. The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

           If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, such benefits shall be paid in accordance with the Participant's Beneficiary designation under the Company's Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant's then surviving spouse, or, if none, to the Participant's estate, until directed otherwise by the court that has jurisdiction over the assets belonging to the Participant's probate estate.

     This amended and restated Plan shall be effective as of January 1, 1996, and shall supersede and replace the prior
Plan which was originally effective on January 1, 1986, and was amended effective as of January 1, 1989.

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     Executed on February 29, 1996, in the City and  County
of Los Angeles, State of California.

                      OCCIDENTAL PETROLEUM CORPORATION


                      By:   Richard W. Hallock
                            --------------------------
                            Richard W. Hallock
                            Executive Vice President -
                            Human Resources



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